UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 29, 2009

MATTEL, INC.

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File. No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On May 29, 2009, pursuant to the Mattel, Inc. (“Mattel” or the “Company”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), the following executives of Mattel each entered into separate individual Rule 10b5-1(c) trading plans (individually, a “Plan”, and collectively, the “Plans”) with a broker to sell shares of Mattel stock to be acquired upon exercise of employee stock options (the “Options”). The Options have a ten year term; some were granted in 1999, others in 2000, and all are nearing expiration. According to Mattel’s Guidelines, the first sales under the Plans may not take place until June 29, 2009, 30 days after the date each executive adopted his or her plan:

Name of Executive	Title of Executive	Number of Shares in Plan	Option Expiration Date	Date of Adoption of Plan	Plan Termination Date
Ellen Brothers	Executive Vice President, Mattel, Inc. and President, American Girl	26,000 62,500	11/04/09 3/30/2010	5/29/09	3/30/2010

Robert A. Eckert	Chairman of the Board and Chief Executive Officer	2,000,000	5/16/2010	5/29/09	5/14/2010

Kevin M. Farr	Chief Financial Officer	175,000	3/30/2010	5/29/09	3/30/2010

Neil B. Friedman	President, Mattel Brands	150,000	3/30/2010	5/29/09	3/30/2010

Alan Kaye	Senior Vice President, Human Resources	75,000	3/30/2010	5/29/09	3/30/2010

Robert Normile	Senior Vice President, General Counsel and Secretary	25,000 75,000	2/1/2010 3/30/2010	5/29/09	3/30/2010

Bryan G. Stockton	President, International	125,000	11/7/2010	5/29/09	1/29/2010

The transactions under each Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Each Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General Counsel and Secretary

Dated: June 3, 2009

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